EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



           We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-21735 and No. 33-350293) of KSW, Inc. of our report dated February 19, 2003, except for Notes 15 and 16 for which date is March 19, 2004 which appears on page F-3, relating to the consolidated financial statements which are included in this Annual Report on Form 10-K.

Rosen, Seymour, Shapss, Martin & Company


New York, New York
March 19, 2004